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                                                                    Exhibit 99.1
FOR RELEASE: Immediately

Contact:
Richard K. Arter                 Investor Relations           941-362-1200
Richard J. Dobbyn                Chief Financial Officer      941-362-1200


           SUN HYDRAULICS CORPORATION DECLARES THIRD QUARTER DIVIDEND


SARASOTA, FLA, September 20, 1999 - Sun Hydraulics Corporation (NASDAQ: SNHY) has announced a $0.04 per share dividend on its common stock. The dividend is payable on October 15, 1999, to shareholders of record as of September 30, 1999.

Sun Hydraulics Corporation, with manufacturing and distribution facilities in Sarasota and Manatee, Florida, Coventry, England, Erkelenz, Germany and Incheon, Korea, is a leading designer and manufacturer of high-performance screw-in hydraulic cartridge valves and manifolds for worldwide mobile and industrial markets.






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